Exhibit 99.1

Sears Holdings announces intention to commence private exchange offers for outstanding 8% Senior Unsecured Notes Due 2019 and 6 5/8% Senior Secured Notes Due 2018 and pursue negotiated exchange of certain other indebtedness

January 23, 2018

HOFFMAN ESTATES, Ill., January 23, 2018 /PRNewswire/ — Sears Holdings Corporation (“Holdings,” “we,” “us,” “our,” or the “Company”) (NASDAQ: SHLD) today announced that it intends to commence exchange offers (the “Exchange Offers”) pursuant to which it would offer to (1) issue in exchange for its outstanding 8% Senior Unsecured Notes Due 2019 (“8% Senior Notes”) new 8% Senior Unsecured Notes Due 2019, of a like principal amount, convertible into common stock of the Company, at a conversion price of approximately 120 shares per $1,000 in principal amount of indebtedness (or approximately $8.33 in principal amount per share), with interest on such notes to be payable in kind at the Company’s option (“New 8% Senior Notes”), and (2) issue in exchange for its outstanding 6 5/8% Senior Secured Notes Due 2018 (“6 5/8% Senior Secured Notes”) new 6 5/8% Senior Secured Notes Due 2019, of a like principal amount, convertible into common stock of the Company, at a conversion price of approximately 200 shares per $1,000 in principal amount of indebtedness (or approximately $5 in principal amount per share), with interest on such notes to be payable in kind at the Company’s option (“New 6 5/8% Senior Secured Notes”). The New 8% Senior Notes and New 6 5/8% Senior Secured Notes would be optionally convertible by the holders thereof, and would be mandatorily convertible at the Company’s option if the volume weighted average trading price of the common stock on the NASDAQ exceeds $10 for a prescribed period.

The Company contemplates that the Exchange Offers would be made under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), exclusively to certain accredited investors (as defined in Rule 501 of Regulation D under the Securities Act), and to certain non-U.S. residents pursuant to Regulation S under the Securities Act, in each case who are holders of 8% Senior Notes or 6 5/8% Senior Secured Notes.

The Company also intends to pursue (1) an amendment with the lenders thereunder, certain funds managed by ESL Investments, Inc. or an affiliate thereof (the “Lenders”), of its outstanding $300 million principal amount second lien term loan to include a feature permitting the payment of interest in kind at the Company’s option and to provide that the Company’s obligation under the loan would be convertible into common stock of the Company, on the same conversion terms as the New 6 5/8% Senior Secured Notes, and (2) a negotiated exchange, with certain third parties (the “Noteholders”), of approximately $95 million in principal amount of senior unsecured notes maturing between 2027 and 2043 and bearing interest at rates between 6.50% and 7.50% per annum issued by the Company’s subsidiary, Sears Roebuck Acceptance Corp. (the “SRAC Notes”), for new unsecured notes (the “SRAC Exchange Notes”) maturing in March 2028, which would bear interest at a rate equal to 7.00% per annum (which interest may be paid in kind at the option of the Company at rate equal to 12.00% per annum). The SRAC Exchange Notes would be guaranteed by the same subsidiaries of the Company which guarantee the 6 5/8% Senior Secured Notes. The Company contemplates that the negotiated exchange of the SRAC Notes would be effected under an exemption from the registration requirements of the Securities Act. The Lenders and Noteholders have each indicated that they would expect to support the Exchange Offers and the respective transactions described in this press release and applicable to them.

The purpose of the Exchange Offers and the other contemplated transactions described in this press release would be to enhance the Company’s liquidity.

This press release is issued pursuant to Rule 135c under the Securities Act. This press release is neither an offer to sell nor the solicitation of an offer to buy New 8% Senior Notes, New 6 5/8% Senior Secured Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The securities referenced herein will not be registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

Forward-Looking Statements

This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Whenever used, words such as “will,” “intends,” “expects,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company’s control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of other risks relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.